SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549

                              ---------------

                                  FORM 8-K

                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

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     Date of Report (Date of earliest event reported): September 29, 2004

                      CITADEL BROADCASTING CORPORATION
           (Exact name of registrant as specified in its charter)

    DELAWARE                     001-31740                   51-0405729
(State or other          (Commission File Number)         (I.R.S. Employer
jurisdiction of                                         Identification Number)
incorporation or
 organization)

                        CITY CENTER WEST, SUITE 400
                         7201 WEST LAKE MEAD BLVD.
                          LAS VEGAS, NEVADA 89128
                  (Address of principal executive offices)


     REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (702) 804-5200


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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On September 29, 2004, Citadel Broadcasting Corporation ("Citadel") entered into an indemnification agreement (the "Indemnification Agreement") with Kate Brown in connection with her election to Citadel's Board of Directors and Audit Committee. Pursuant to the terms of the Indemnification Agreement, Kate Brown would be indemnified by Citadel to the fullest extent permissible under applicable law for the expenses and liabilities described in such Indemnification Agreement. A copy of the form of Indemnification Agreement is filed herewith as Exhibit 10.1.


ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

     On September 29, 2004, the Board of Directors of Citadel elected Kate Brown to the Board of Directors of Citadel, where she will also serve as a member of the Audit Committee. The election increases the size of Citadel's Board of Directors from 9 to 10 members. In connection with her election to the Board, Ms. Brown was granted options to purchase 50,000 shares of Citadel common stock at an exercise price of $12.71 per share, the closing price of Citadel's stock on the date of grant. Such options have a ten year term and vest in four equal annual installments on each of the first four anniversaries of the grant date.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT.  DESCRIPTION.
--------  --------------------------------------------------------
   10.1   Indemnification Agreement, dated September 29, 2004.
   99.1   Citadel Broadcasting Corporation press release, dated
          September 29, 2004.




                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: September 30, 2004

                                CITADEL BROADCASTING CORPORATION

                                By: /s/ Randy L. Taylor
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                                    [GRAPHIC OMITTED]
                                    Randy L. Taylor
                                    Vice President-Finance and Secretary